EXHIBIT 21

                             SUBSIDIARIES OF COMPANY

Parent

Ames National Corporation

Subsidiaries (a)                                         Percentage of Ownership
--------------------------------------------             -----------------------

First National Bank, Ames, Iowa,
  a National Bank                                                 100%
Boone Bank and Trust Co., Boone, Iowa,
  an Iowa State Bank                                              100%
State Bank & Trust Co., Nevada, Iowa,
  an Iowa State Bank                                              100%
Randall-Story State Bank, Story City, Iowa,
  an Iowa State Bank                                              100%

(a) The operation of Ames National Corporation's four wholly owned subsidiaries are included in the financial statements set forth in this Registration Statement.